Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 2 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII of our report dated
June 19, 2009 relating to the February 28, 2009 financial statement of Commonwealth Income & Growth Fund, Inc., which appears in the Prospectus, which is a part of this Post-effective Amendment No. 2 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
September 9, 2010